UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

On April 25, 2019, a stipulation of dismissal (the “Stipulation of Dismissal”) was filed in the Delaware Court of Chancery in which the parties to two complaints involving TSR, Inc. (the “Company”) and members of the Company’s board of directors (the “Board”) agreed to the dismissal of all claims asserted by and against the parties in those complaints, without prejudice, which does not bar the claims from being re-asserted. Each of the complaints that was the subject of the Stipulation of Dismissal was previously disclosed by the Company.

One of the two complaints that was the subject of the Stipulation of Dismissal was filed by Fintech Consulting, LLC (“Fintech”), a stockholder of the Company, in the Delaware Court of Chancery on November 1, 2018 against the current members of the Board, and purported to be a stockholder derivative lawsuit on behalf of the Company. The complaint sought a declaration that certain anti-takeover measures were invalid, a declaration that no change in control of the Company had occurred for purposes of the Company’s stockholder rights plan or the employment agreement between the Company and Christopher Hughes, the Company’s Chairman, President and Chief Executive Officer, unspecified money damages, and attorneys’ fees and costs.

The second of the two complaints that was the subject of the Stipulation of Dismissal was filed by Susan Paskowitz, a stockholder of the Company, in the Delaware Court of Chancery on November 6, 2018 against Fintech, the members of the Board, and the Company as a nominal defendant. Ms. Paskowitz alleged in the complaint that the stockholder rights plan adopted by the Company is reasonable and that the relief that Fintech was seeking in its derivative suit against the Company described in the preceding paragraph was excessive and not in the best interest of the Company’s stockholders. Ms. Paskowitz further alleged in the complaint that the Board’s approval of a change-in-control agreement with Christopher Hughes and an amendment to the Company’s by-laws that eliminated the stockholders’ right to call a special meeting of the stockholders, are unreasonable and were adopted in breach of the Board’s fiduciary duties. Ms. Paskowitz purported to bring the complaint directly, and in the alternative, derivatively on behalf of the Company.

The Stipulation of Dismissal does not have any effect on (1) the complaint previously filed by Ms. Paskowitz on October 16, 2018 in the Supreme Court of the State of New York, Queens County, against the Company, Joseph F. Hughes, Winifred M. Hughes, certain current and former directors of the Company, Zeff Capital, L.P., QAR Industries, Inc. and Fintech, or (2) the complaint filed by the Company on December 21, 2018 in the United States District Court, Southern District of New York, against Zeff Capital, L.P., Zeff Holding Company, LLC, Daniel Zeff, QAR Industries, Inc., Robert Fitzgerald, Fintech d/b/a ApTask, and Tajuddin Haslani, each of which was previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey Vice President-Finance, Controller and Secretary

Date: April 30, 2019